EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-32116, 333-46857, 33-54605, 33-54698, 333-82686, and 333-125974 on Form S-8
of our report dated December 22, 2005, relating to the consolidated financial statements of Everstream Holdings, Inc. appearing in this Amendment No. 1 on Form 8-K/A of Concurrent Computer Corporation.

DELOITTE & TOUCHE LLP

Atlanta, Georgia

December 22, 2005